Exhibit 3.1.4


                                                   COVER LETTER


TO: Amendment Section
    Division of Corporations

NAME OF CORPORATION:  AMERICAN SURFACE TECHNOLOGIES INTERNATIONAL, INC.

DOCUMENT NUMBER :      J73055
                       ------------------

The enclosed Articles of Amendment and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

                                   MIKE BROWN
                             -----------------------
                            (Name of Contact Person)

                                   ASTI, INC.
                             -----------------------
                                 (Firm/Company)

                                   POB 572927
                             -----------------------
                                    (Address)

                                HOUSTON, TX 77257
                             -----------------------
                            (city/State/and Zip Code)

          For further information concerning this matter, please call:

           MIKE BROWN                          at (813) 774-6035
     (Name of Contact Person)         (Area Code & Daytime Telephone Number)

Enclosed is a check for the following amount:

$35 Filing Fee  $43.75 Filing Fee &     $43.75 Filing Fee &  X  $52.50 Filing Fee
                Certificate of Status   Certified Copy          Certificate of Status
                                        (Additional copy is     (Additional Copy
                                        Enclosed)               is enclosed)

                Mailing Address                        Street Address
                Amendment Section                      Amendment Section
                Division of Corporations               Division of Corporations
                PO  Box 6327                           409 E Gaines Street
                Tallahassee, FL  32314                 Tallahassee, FL  32399

                              Articles of Amendment
                                       to
                            Articles of Incorporation
                                       of

                AMERICAN SURFACE TECHNOLOGIES INTERNATIONAL, INC.
    (Name of corporation as currently filed with the Florida Dept. of State)


                                     J73055
 ------------------------------------------------------------------------------
                   (Document number of corporation (if known)

         Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

         NEW CORPORATE NAME (if changing):

                           GLOBAL ENVIRONMENTAL, INC.
--------------------------------------------------------------------------------
       (Must contain the word "corporation", "company", or "incorporated'
                      or the abbreviation "Corp.", "Inc." or "Co.")

( A professional corporation must contain the word "chartered", "professional association," or the abbreviation "P.A.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) And/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

                           CHANGE ARTICLE IV TO READ;
 -------------------------------------------------------------------------------


             "THE CAPITAL STOCK OF THIS CORPORATION SHALL CONSIST OF
 -------------------------------------------------------------------------------

              100,000,000 SHARES OF COMMON STOCK $0.001 PAR VALUE"
                     (Attach additional Pages if Necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for Implementing the amendment if not contained in the amendment itself; (if not applicable, indicate N/A)

                                       N/A




                                   (Continued)

         The date of each amendment(s) adoption:           JUNE 12,2006
                                                 -------------------------------

         Effective date if applicable:      JUNE 28, 2006
                                      ------------------------------------------
                                      (no more than 90 days after amendment
                                      file date)

         Adoption of Amendment(s)           (CHECK ONE)

         X The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

                  The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

                  "The number of votes cast for the amendment(s) was/were sufficient for approval by

                  --------------------------------------."
                                     (voting group)

                  The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

                  The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

         Signed this    12   day of        JUNE     ,  2006  .
                     -------        -----------------   ------


                        Signature   /S/ MIKE BROWN
                                    -------------------------------------------
                                    (By a director, president or other
                                    officer-if directors or officers have not
                                    been selected, by an Incorporator- if in the
                                    hands of a receiver, trustee, or other court
                                    appointed fiduciary by that fiduciary)


                                   MIKE BROWN
                    (Typed or printed name of person signing)

                                    PRESIDENT
              -----------------------------------------------------
                           (Title of person signing )

                                 FILING FEE: $35